Exhibit 11

Statement re: Computation of Per Share Earnings

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                        Years Ended December 31,
                                                        ------------------------
                                                          2000           1999
                                                          ----           ----
Weighted average shares of common stock
  outstanding during the year                          $1,900,000     $1,900,000

Shares of common stock issuable in connection
  with assumed exercise of options under the
  treasury stock method                                     6,607           --
                                                       ----------     ----------

Total                                                   1,906,607      1,900,000
                                                       ==========     ==========

Net income                                                549,960        297,417
                                                       ==========     ==========

Per share amount - basic                               $     0.29     $     0.16

Per share amount - diluted                             $     0.29     $     0.16

                                                        Six Months Ended June 30,
                                                          2001           2000
                                                          ----           ----
Weighted average shares of common stock
  outstanding during the period                        $1,900,000     $1,900,000

Shares of common stock issuable in connection
  with assumed exercise of options under the
  treasury stock method                                     7,775          3,214
                                                       ----------     ----------

Total                                                   1,907,775      1,903,214
                                                       ==========     ==========

Net income                                                 64,579        302,387
                                                       ==========     ==========

Per share amount - basic                               $     0.03     $     0.16

Per share amount - diluted                             $     0.03     $     0.16